UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2025

AMAZE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2901 West Coast Highway, Suite 200 Newport Beach, CA	92663
(Address of principal executive offices)	(Zip Code)

(855) 766-9463

Registrant’s telephone number, including area code

Fresh Vine Wine, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	AMZE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On May 6, 2025, Amaze Holdings, Inc. (f/k/a Fresh Vine Wine, Inc.) (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with C/M Capital Master Fund, LP (the “Purchaser”). Under the Purchase Agreement, the Company has the right, but not the obligation, to sell to the Purchaser, and the Purchaser is obligated to purchase, up to the lesser of (i) $35 million of newly issued shares (the “Purchase Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and (ii) the Exchange Cap (as defined below), subject to certain conditions and limitations contained in the Purchase Agreement, from time to time during the term of the Purchase Agreement.

Beginning on the date (the “Commencement Date”) that all of the applicable conditions under the Purchase Agreement are satisfied, including the effectiveness of a resale registration statement covering the Purchaser’s resale of Common Stock pursuant to the terms of the Purchase Agreement, and ending on the date that is thirty-six (36) months following the Commencement Date (the “Term”), the Company will have the right, in its sole discretion, to cause the Purchaser to purchase shares of Common Stock from time to time by timely delivering a written notice to the Purchaser.

The timing and volume of sales of Common Stock to the Purchaser by the Company during the Term will be subject to the Company’s sole discretion. Actual sales of shares of Common Stock to the Purchaser will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Company’s Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

During the Term, on any business day on which the previous business day’s closing sale price of the Common Stock is not less than $0.20 (the “Purchase Date”), the Company may direct the Purchaser to purchase a specified number of shares of Common Stock (a “Fixed Purchase”) not to exceed $500,000 under any single Fixed Purchase, at a purchase price equal to the lesser of 95% of (i) the daily volume weighted average price (the “VWAP”) of the Common Stock for the five business days immediately preceding the applicable Purchase Date for such Fixed Purchase and (ii) the lowest sales price of a share of Common Stock on the business day immediately prior to such applicable Purchase Date.

In addition, during the Term, on any business day on which the previous business day’s closing sale price of the Common Stock is not less than $0.20 and such business day is also the Purchase Date for a Fixed Purchase of a number of shares of Common Stock not less than the applicable Fixed Purchase Share Limit (as defined in the Purchase Agreement) (the “VWAP Purchase Date”), the Company may also direct the Purchaser to purchase an additional number of shares of Common Stock in an amount up to the applicable VWAP Purchase Share Amount (as defined in the Purchase Agreement) (a “VWAP Purchase”) at a purchase price equal to the lesser of 95% of (i) the closing price of a share of Common Stock on the business day immediately prior to such applicable VWAP Purchase Date and (ii) the lowest sale price of the Common Stock for the period beginning at the VWAP Purchase Commencement Time (as defined in the Purchase Agreement) and ending at the VWAP Purchase Termination Time (as defined in the Purchase Agreement).

There is no upper limit on the price per share paid to the Company by the Purchaser. Except for certain exempt issuances, if the Company sells any securities within three business days after a Purchase Date or VWAP Purchase Date at a price per share (the “New Issuance Price”) less than the price to be paid by the Purchaser in the Fixed Purchase or VWAP Purchase, then the purchase price for such applicable Fixed Purchase or VWAP Purchase will be reduced to the New Issuance Price, subject to the terms and conditions set forth in the Purchase Agreement.

Under applicable NYSE American rules, the Company may not issue to the Purchaser more than 3,464,880 shares of Common Stock, which number represents 19.99% of the total number of shares of Common Stock outstanding as of the date of the Purchase Agreement (the “Exchange Cap”), unless (i) the Company obtains stockholder approval of the issuance of such additional shares or (ii) the price paid for shares of Common Stock issued under the Purchase Agreement is equal to or greater than the applicable Base Price, which is the closing sale price of a share of Common Stock on the NYSE American immediately prior to the Company’s timely delivery of a written notice to the Purchaser for a Fixed Purchase or a VWAP Purchase relating to such shares.

Moreover, the Company may not issue or sell any shares of Common Stock to the Purchaser under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Purchaser and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in the Purchaser beneficially owning more than 4.99% of the outstanding shares of Common Stock (or 9.99% at the election of the Purchaser upon prior notice to the Company).

The net proceeds from sales of Common Stock by the Company to the Purchaser under the Purchase Agreement will depend on the frequency and prices at which the Company sells shares of Common Stock to the Purchaser. The Company expects to use any net proceeds from such sales for working capital and other general corporate purposes.

The Company has the right to terminate the Purchase Agreement at any time after the Commencement Date, upon one business day’s notice, at no cost or penalty. The Purchase Agreement will automatically terminate, among other reasons, (i) on the date on which the Purchaser has purchased under the Purchase Agreement the greater of $35,000,000 of Common Stock or an amount of shares of Common Stock constituting the Exchange Cap, (ii) on the first day of the month immediately following the 36-month anniversary of the Commencement Date if $35,000,000 of Common Stock is not purchased in accordance with the Purchase Agreement by that date, and (iii) if bankruptcy proceedings are commenced by or against the Company that are not discharged within 90 days, a custodian is appointed for the Company or for all or substantially all of the Company’s property or the Company makes a general assignment for the benefit of its creditors.

As consideration for the Purchaser’s execution and delivery of the Purchase Agreement, the Company has agreed to issue to the Purchaser (i) on the date of the Purchase Agreement, 543,501 shares of Common Stock and (ii) after the date of the Purchase Agreement, a number of shares of Common Stock equal to $262,500, issuable on a pro rata basis simultaneously with the delivery of any shares of Common Stock purchased under the Purchase Agreement (the “Commitment Shares”).

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

In connection with the execution of the Purchase Agreement, the Company entered into a registration rights agreement with the Purchaser (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company agreed to file a registration statement on Form S-1 with the SEC covering the resale of the shares of Common Stock issued or issuable under the Purchase Agreement within 30 calendar days after the date of the Purchase Agreement and to use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC at the earliest practicable date. The registration rights granted under the Registration Rights Agreement are subject to certain conditions and limitations and are subject to customary indemnification and contribution provisions.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Business Loan and Security Agreement

On May 5, 2025, the Company and its wholly owned subsidiaries Amaze Software, Inc. and Amaze Holding Company LLC (the “Subsidiaries”), each as borrowers, entered into a Business Loan and Security Agreement (the “Business Loan Agreement”) with Balanced Management, LLC (the “Lender”). The Business Loan Agreement provides for a 10-month term loan in the principal amount of $225,000 with a total interest expense of $78,750. Commencing June 16, 2025, the Company is required to make 33 weekly payments of $7,500 and a balloon payment of $56,250 in week 40. An origination fee of $9,000 was paid as part of the term loan. If the Company repays the term loan within 60 days of the receipt of the term loan, the total repayment amount to the Lender will be reduced by $22,500.

Under the Business Loan Agreement, the term loan is secured by a continuing security interest in all of the assets of the Company and its Subsidiaries. The Business Loan Agreement contains customary affirmative and negative covenants and customary events of default.

In addition, the Company agreed to issue to the Lender, within 60 days of the date of the Business Loan Agreement, 5-year warrants (the “Warrants”) to purchase up to 1,600,000 shares of the Company’s Common Stock at an exercise price of $.75 per share.

The foregoing description of the Business Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which are attached hereto as Exhibit 10.3, and is incorporated herein in its entirety by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under “Business Loan Agreement” with respect to the term loan is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference. The securities, including the shares of Common Stock issuable upon exercise of the Warrants, are being offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving any public offering.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities. The offer or sale by the Company of the securities is not being registered under the Securities Act or any state securities laws and, therefore, such securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement dated as of May 6, 2025 by and between Amaze Holdings, Inc. and C/M Capital Master Fund, LP.
10.2	Registration Rights Agreement dated as of May 6, 2025 by and between Amaze Holdings, Inc. and C/M Capital Master Fund, LP.
10.3†	Business Loan and Security Agreement, dated May 5, 2025, among Amaze Holdings, Inc., Amaze Software, Inc. and Balanced Management, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain portions of this exhibit (indicated by [***]) have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is not material, and is the type of information that the Company treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2025

AMAZE HOLDINGS, INC.

	By:	/s/ Michael Pruitt
	Name:	Michael Pruitt
	Title:	Chief Executive Officer